Exhibit 99

Information

For Immediate Release

LOCKHEED MARTIN ANNOUNCES SECOND QUARTER 2006 RESULTS

•	SECOND QUARTER NET EARNINGS UP 26% TO $580 MILLION; YEAR-TO-DATE NET EARNINGS UP 41% TO $1.2 BILLION

•	SECOND QUARTER EARNINGS PER SHARE UP 31% TO $1.34; YEAR-TO-DATE EARNINGS PER SHARE UP 45% TO $2.68

•	SECOND QUARTER NET SALES UP 7% TO $10.0 BILLION; YEAR-TO-DATE NET SALES UP 8% TO $19.2 BILLION

•	GENERATES $1.6 BILLION IN CASH FROM OPERATIONS IN THE SECOND QUARTER; $2.8 BILLION YEAR-TO-DATE

•	INCREASES OUTLOOK FOR 2006 EARNINGS PER SHARE, CASH FROM OPERATIONS AND RETURN ON INVESTED CAPITAL (ROIC)

BETHESDA, Maryland, July 25, 2006 – Lockheed Martin Corporation (NYSE: LMT) today reported second quarter 2006 net earnings of $580 million ($1.34 per diluted share) compared to $461 million ($1.02 per diluted share) in 2005. Net sales were $10.0 billion, a 7% increase over second quarter 2005 sales of $9.3 billion. Cash from operations for the second quarter of 2006 was $1.6 billion.

Net sales for the first six months of 2006 were $19.2 billion, an 8% increase over the $17.8 billion recorded in the comparable 2005 period. Net earnings for the six months ended June 30, 2006 were $1.2 billion ($2.68 per share) compared to $830 million ($1.85 per share) in 2005. Cash from operations for the first half of 2006 was $2.8 billion.

“All of our employees continue to focus on meeting customer commitments, capturing new orders, improving productivity and generating cash,” said Bob Stevens, Chairman, President and CEO. “Our results reflect excellent operational and financial performance across all business areas. This performance enabled us to increase our 2006 financial outlook, as we drive toward our long standing goal of double-digit operating margins.”

SUMMARY REPORTED RESULTS AND OUTLOOK

The following table presents the Corporation’s results for the quarter and year-to-date periods ended June 30, in accordance with generally accepted accounting principles (GAAP):

REPORTED RESULTS (In millions, except per share data)	2nd Quarter		Year-to-Date
	2006	2005	2006	2005
Net sales	$9,961	$9,295	$19,175	$17,783

Operating profit
Segment operating profit	$976	$865	$1,907	$1,627
Unallocated corporate, net:
FAS/CAS pension adjustment	(68)	(156)	(136)	(311)
Unusual items, net	20	41	170	58
Stock compensation expense	(27)	—	(57)	—
Other, net	42	14	30	20

	$943	$764	$1,914	$1,394

Net earnings	$580	$461	$1,171	$830

Diluted earnings per share	$1.34	$1.02	$2.68	$1.85

Cash from operations	$1,613	$697	$2,798	$2,245

The following table and other sections of this press release contain forward-looking statements, which are based on the Corporation’s current expectations. Actual results may differ materially from those projected. See the “Forward-Looking Statements” discussion contained in this press release.

2006 OUTLOOK (In millions, except per share data)	2006 Projections
	Current Update	April 2006
Net sales	$38,500 - $39,500	$38,000 - $39,500

Operating profit:

Segment operating profit	$3,825 - $3,925	$3,625 - $3,725

Unallocated corporate expense, net:
FAS/CAS pension adjustment	approx. (275)	approx. (275)
Unusual items, net	approx. 170	approx. 150
Stock compensation expense	approx. (110)	approx. (110)
Other, net	15 – 40	5 – 30

	$3,625 - $3,750	$3,395 - $3,520

Diluted earnings per share	$5.10 - $5.30	$4.65 - $4.85

Cash from operations	≥ $3,600	≥ $3,400

ROIC [1]	> 16.5%	> 14.8%

[1]	A summary table showing the calculation of ROIC is displayed at the end of this release.

The $0.45 increase in projected 2006 diluted earnings per share is primarily driven by improved operational performance in all business segments. In addition, the current outlook reflects a reduction in the projected full-year, weighted-average number of diluted shares outstanding as a result of share repurchase activity and the recognition of an incremental $20 million ($13 million after-tax or $0.03 per share) unusual gain during the second quarter.

It is the Corporation’s practice not to incorporate adjustments to its outlook and projections for proposed acquisitions, divestitures, joint ventures, or other unusual activities until such transactions have been consummated.

CASH FLOW AND LEVERAGE

Cash from operations for the quarter and six months ended June 30, 2006 was $1.6 billion and $2.8 billion. The Corporation continued to execute its balanced cash deployment strategy during the quarter and first half of the year as follows:

•	Repurchased 9.8 million of its common shares at a cost of $718 million in the quarter and 21.5 million of its common shares at a cost of $1.6 billion during the first six months of the year;

•	Invested $321 million in the second quarter and $474 million during the first six months of the year for acquisition activities;

•	Repaid $194 million of debt in the quarter and $200 million during the first six months;

•	Made capital expenditures of $165 million in the quarter and $263 million during the first six months of the year; and

•	Paid cash dividends of $129 million in the quarter and $261 million for the first half of year.

The Corporation’s ratio of total debt-to-capitalization was 39% at the end of the second quarter, unchanged from the December 31, 2005 level. At June 30, 2006, the Corporation had $3.4 billion in cash and short-term investments.

SEGMENT RESULTS

The Corporation operates in five principal business segments: Electronic Systems; Integrated Systems & Solutions (IS&S); Information & Technology Services (I&TS); Aeronautics; and Space Systems. The results of Electronic Systems, IS&S and I&TS have been aggregated and reported as the Systems & IT Group due to the common focus on information technology and systems integration and engineering solutions across these segments.

Consistent with the manner in which the Corporation’s business segment operating performance is evaluated, unusual items are excluded from segment results and included in “Unallocated corporate (expense) income, net.” See our 2005 Form 10-K for a description of “Unallocated corporate (expense) income, net,” including the FAS / CAS pension adjustment.

The following table presents the operating results of the Systems & IT Group, Aeronautics and Space Systems and reconciles these amounts to the Corporation’s consolidated financial results.

(In millions)

	2nd Quarter		Year-to-Date
	2006	2005	2006	2005
Net sales
Systems & IT Group
Electronic Systems	$2,886	$2,740	$5,516	$4,997
Integrated Systems & Solutions	1,086	1,052	2,105	2,010
Information & Technology Services	1,070	998	1,995	1,843

Systems & IT Group	5,042	4,790	9,616	8,850

Aeronautics	2,818	2,879	5,489	5,645
Space Systems	2,101	1,626	4,070	3,288

Total net sales	$9,961	$9,295	$19,175	$17,783

Operating profit
Systems & IT Group
Electronic Systems	$333	$295	$656	$527
Integrated Systems & Solutions	100	93	193	177
Information & Technology Services	93	86	175	157

Systems & IT Group	526	474	1,024	861

Aeronautics	261	245	501	467
Space Systems	189	146	382	299

Segment operating profit	976	865	1,907	1,627
Unallocated corporate (expense) income, net:	(33)	(101)	7	(233)

Total operating profit	$943	$764	$1,914	$1,394

The following discussion compares the operating results for the quarter and six months ended June 30, 2006 to the same periods in 2005.

Systems & IT Group

($ millions)

	2nd Quarter		Year-to-Date
	2006	2005	2006	2005
Net sales	$5,042	$4,790	$9,616	$8,850
Operating profit	$526	$474	$1,024	$861

Net sales for the Systems & IT Group increased by 5% for the quarter and 9% for the six months ended June 30, 2006 from the 2005 periods. Each of the business segments in the group reported sales growth during the quarter and first half of the year.

In Electronic Systems, during the second quarter, sales increased due to higher volume in platform integration activities at Platform, Training & Transportation Solutions (PT&TS) and in surface system programs at Maritime Systems & Sensors (MS2). These increases were partially offset by a decline in fire control programs at Missiles & Fire Control (M&FC). For the first half of the year, the sales growth in Electronic Systems was due to volume increases in platform integration activities at PT&TS; surface system programs at MS2; and in air defense programs at M&FC. In IS&S, for both the quarter and year-to-date periods, the increases in sales were primarily attributable to higher volume and performance related to intelligence, defense and information assurance activities. In I&TS, for both the quarter and year-to-date periods, the increases in sales were primarily attributable to higher volume in Information Technology, which offset declines in NASA programs.

Operating profit for the Systems & IT Group increased by 11% for the quarter and 19% for the six months ended June 30, 2006 compared to the 2005 periods. Each of the business segments in the group reported growth in operating profit during the quarter and first half of the year.

In Electronic Systems, the increase in operating profit during the second quarter was attributable to improved performance on radar programs at MS2 and higher volume on platform integration activities at PT&TS which were partially offset by a decline in certain tactical missile programs at M&FC. For the six month period, Electronic Systems’ operating profit increased mainly due to improved performance on radar programs at MS2 and fire control programs at M&FC as well as higher volume on platform integration activities at PT&TS. In IS&S, for both the quarter and first half of the year, the increases were primarily attributable to higher volume and performance related to intelligence, defense and information assurance activities. In I&TS, for both the quarter and year-to-date periods, the increases were due to improved performance in Defense Services.

Aeronautics

($ millions)

	2nd Quarter		Year-to-Date
	2006	2005	2006	2005
Net sales	$2,818	$2,879	$5,489	$5,645
Operating profit	$261	$245	$501	$467

Net sales for Aeronautics decreased by 2% for the quarter and by 3% for the six months ended June 30, 2006 from the 2005 periods. During the quarter, sales declined in both Combat Aircraft and Air Mobility. The decrease in Combat Aircraft was due to lower volume on the F-22 and F-16 programs, which was partially offset by an increase in F-35 Lightning II volume. The decline in Air Mobility was mainly due to lower volume on the C-5 program. For the six month period, a decline in Air Mobility sales was partially offset by a slight increase in Combat Aircraft sales. The decline in Air Mobility was attributable to fewer C-130J deliveries and lower volume on the C-5 program. The increase in Combat Aircraft sales was mainly due to higher F-35 volume, partially offset by reduced volume on the F-16 and F-22 programs.

Segment operating profit increased by 7% for both the quarter and six months ended June 30, 2006 from the 2005 periods. During the quarter, increases in Air Mobility and other aeronautics programs more than offset a decline in Combat Aircraft. The increase in Air Mobility was mainly due to improved performance on the C-130J and other air mobility programs in 2006. In Combat Aircraft, declines in F-22 operating profit were partially offset by increases due to higher F-35 volume and improved F-16 performance. For the first half of the year, operating profit increased in Air Mobility and other aeronautics programs. Improved performance on C-130 programs accounted for the majority of the increase in Air Mobility. In Combat Aircraft, operating profit was relatively unchanged between periods. In 2006, higher operating profit on the F-35 program was offset by lower operating profit on the F-22 program. These fluctuations were attributable to the fact that in 2005, operating profit included a reduction in earnings on the F-35 program and increased volume and improved performance on the F-22 program.

Space Systems

($ millions)

	2nd Quarter		Year-to-Date
	2006	2005	2006	2005
Net sales	$2,101	$1,626	$4,070	$3,288
Operating profit	$189	$146	$382	$299

Net sales for Space Systems increased by 29% for the quarter and 24% for the six months ended June 30, 2006 from the 2005 periods. In both periods, the sales growth was mainly due to volume increases in Satellites and Strategic & Defensive Missile Systems (S&DMS). The increases in Satellites were due to higher volume on both commercial and government programs. There were two commercial satellite deliveries in the second quarter of 2006 and three in the first six months of 2006 compared to no deliveries in the first six months of 2005. The increases in S&DMS were attributable to both the fleet ballistic missile and missile defense programs. In Launch Services, sales remained relatively unchanged for the quarter and six months ended June 30, 2006 from the 2005 periods.

Segment operating profit increased by 29% for the quarter and 28% for the six months ended June 30, 2006, when compared to the 2005 periods. For the quarter and six-month period, operating profit increased in Launch Services, Satellites and S&DMS. In Launch Services, operating profit increased due to improved performance on the Atlas program in both 2006 periods due to higher volume and risk reduction activities, including the first quarter definitization of the EELV Launch Capabilities contract. In S&DMS, operating profit increased due to higher volume on the programs discussed above while the increase in Satellites was primarily driven by the increase in commercial satellite deliveries.

Unallocated Corporate (Expense) Income, Net

($ millions)

	2nd Quarter		Year-to-Date
	2006	2005	2006	2005
FAS/CAS pension adjustment	$(68)	$(156)	$(136)	$(311)
Unusual items, net	20	41	170	58
Stock compensation expense	(27)	—	(57)	—
Other, net	42	14	30	20

Unallocated corporate (expense) income, net	$(33)	$(101)	$7	$(233)

The FAS/CAS pension adjustment (calculated as the difference between FAS 87 expense and the CAS cost amounts) decreased in 2006 compared to 2005. This decrease is consistent with the Corporation’s previously disclosed assumptions used in computing these amounts. For more information see the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our 2005 Annual Report on Form 10-K under the caption “Critical Accounting Policies.”

Certain items are excluded from segment results as part of senior management’s evaluation of segment operating performance. Therefore, for purposes of segment reporting, the following unusual items were included in “Unallocated Corporate (expense) income, net” for the quarters and six months ended June 30, 2006 and 2005:

2006 –

•	A second quarter gain, net of state income taxes, of $20 million related to the sale of land;

•	A first quarter gain, net of state income taxes, of $127 million related to the sale of 21 million of our shares of Inmarsat; and

•	A first quarter gain, net of state income taxes, of $23 million, related to the sale of the assets of Space Imaging, LLC.

These items increased our net earnings by $13 million ($0.03 per share) and $111 million ($0.25 per share) during the quarter and six months ended June 30, 2006.

2005 –

•	A second quarter recognition of a deferred gain, net of state income taxes, of $41 million related to the June 2005 initial public offering of shares of Inmarsat;

•	A first quarter gain, net of state income taxes, of $47 million related to the sale of our 25% interest in Intelsat, Ltd.; and

•	A first quarter charge, net of state income tax benefits, of $30 million related to impairment in the value of a single telecommunications satellite operated by one of our wholly-owned subsidiaries.

On a net basis, these items increased our net earnings by $27 million ($0.06 per share) and $39 million ($0.09 per share) during the quarter and six months ended June 30, 2005.

The Corporation adopted FAS 123(R) “Share-Based Payments” prospectively on January 1, 2006 and recognized stock compensation expense on stock options and grants of other stock based incentive awards during the second quarter of $27 million ($17 million after-tax or $0.04 per share) and $57 million ($35 million after-tax or $0.08 per share) for the first six months of 2006.

The increase in “Other, net” is primarily attributable to other corporate activities including an increase in interest income recorded in the 2006 period, resulting mainly from higher cash balances and interest rates.

Headquartered in Bethesda, Md., Lockheed Martin employs about 135,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. The Corporation reported 2005 sales of $37.2 billion.

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NEWS MEDIA CONTACT:	Tom Jurkowsky, 301/897-6352
INVESTOR RELATIONS CONTACT:	Jerry Kircher, 301/897-6584 or
Mike Gabaly, 301/897-6455

Web site: www.lockheedmartin.com

Conference call: Lockheed Martin will webcast the earnings conference call (listen-only mode) at 11 a.m. E.T. on July 25, 2006. A live audio broadcast, including relevant charts, will be available on the Investor Relations page of the company’s web site at: http://www.lockheedmartin.com/investor.

FORWARD-LOOKING STATEMENTS

Statements in this release that are “forward-looking statements” are based on Lockheed Martin’s current expectations and assumptions. Forward-looking statements in this release include estimates of future sales, earnings and cash flow. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results could differ materially because of factors such as: the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including changes to respond to Department of Defense reviews, Congressional actions, budgetary constraints, cost-cutting initiatives, terrorist threats and homeland security); the impact of continued military operations in Iraq and Afghanistan on funding for existing defense programs; the award or termination of contracts; return on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of product deliveries; materials availability and performance by key suppliers, subcontractors and customers; charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets; the future impact of legislation or changes in accounting or tax rules or pronouncements; the future impact of acquisitions or divestitures, joint ventures or teaming arrangements; the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits, government/regulatory and environmental remediation efforts); the competitive environment for the Corporation’s products and services; and economic, business and political conditions domestically and internationally.

These are only some of the factors that may affect the forward-looking statements contained in this press release. For further information regarding risks and uncertainties associated with Lockheed Martin’s business, please refer to the Corporation’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and “Legal Proceedings” sections of the Corporation’s 2005 annual report on Form 10-K, which may be obtained at the Corporation’s website: http://www.lockheedmartin.com.

It is the Corporation’s policy to only update or reconfirm its earnings, sales, cash and ROIC outlook by issuing a press release. The Corporation generally plans to provide a forward-looking outlook as part of its quarterly earnings release but reserves the right to provide an outlook at different intervals or to revise its practice in future periods. All information in this release is as of July 24, 2006. Lockheed Martin undertakes no duty to update any forward-looking statement to reflect subsequent events, actual results or changes in the Corporation’s expectations. We also disclaim any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

NON-GAAP PERFORMANCE MEASURES

The Corporation believes that reporting ROIC provides investors with greater visibility into how effectively Lockheed Martin uses the capital invested in its operations. The Corporation uses ROIC to evaluate multi-year investment decisions and as a long-term performance measure, and also uses ROIC as a factor in evaluating management performance for incentive compensation purposes. ROIC is not a measure of financial performance under generally accepted accounting principles, and may not be defined and calculated by other companies in the same manner. ROIC should not be considered in isolation or as an alternative to net earnings as an indicator of performance.

The Corporation calculates ROIC as follows:

Net earnings plus after-tax interest expense divided by average invested capital (stockholders’ equity plus debt), after adjusting stockholders’ equity by adding back minimum pension liability balances.

(In millions, except percentages)		2006 Outlook		2005 Actual	2004 Actual
NET EARNINGS INTEREST EXPENSE (MULTIPLIED BY 65%) [1]	}		COMBINED	$1,825 241	$1,266 276
RETURN		> $	2,450	$2,066	$1,542

AVERAGE DEBT [2,5] AVERAGE EQUITY [3,5] AVERAGE MINIMUM PENSION LIABILITY[4,5]	}		COMBINED	5,077 7,590 1,545	5,932 7,015 1,296
AVERAGE INVESTED CAPITAL		< $	14,850	$14,212	$14,243

RETURN ON INVESTED CAPITAL			> 16.5%	14.5%	10.8%

1	Represents after-tax interest expense utilizing the federal statutory rate of 35%.
2	Debt consists of long-term debt, including current maturities, and short-term borrowings (if any).
3	Equity includes non-cash adjustments for other comprehensive losses, primarily for the additional minimum pension liability.
4	Minimum pension liability values reflect the cumulative value of entries identified in our Statement of Stockholders Equity under the caption “Minimum pension liability.” The annual minimum pension liability adjustments to equity were: 2001 = ($33M); 2002 = ($1,537M); 2003 = $331M; 2004 = ($285M); 2005 = ($105M). As these entries are recorded in the fourth quarter, the value added-back to our average equity in a given year is the cumulative impact of all prior year entries plus 20% of the current year entry value.
5	Yearly averages are calculated using balances at the start of the year and at the end of each quarter.

LOCKHEED MARTIN CORPORATION

Consolidated Condensed Statement of Earnings

Preliminary and Unaudited

(In millions, except per share data and percentages)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005
Net sales	$9,961	$9,295	$19,175	$17,783

Cost of sales	9,121	8,637	17,575	16,583

	840	658	1,600	1,200
Other income and expenses, net	103	106	314	194

Operating profit	943	764	1,914	1,394
Interest expense	92	94	186	184

Earnings before income taxes	851	670	1,728	1,210
Income tax expense	271	209	557	380

Net earnings	$580	$461	$1,171	$830

Effective tax rate	31.8%	31.2%	32.2%	31.4%

Earnings per common share:
Basic	$1.35	$1.03	$2.71	$1.87
Diluted	$1.34	$1.02	$2.68	$1.85

Average number of shares outstanding:
Basic	428.8	445.3	432.4	443.3
Diluted	433.7	451.3	437.4	448.9

Common shares reported in stockholders’ equity at June 30:			421.5	441.2

LOCKHEED MARTIN CORPORATION

Net Sales, Operating Profit and Margins

Preliminary and Unaudited

(In millions, except percentages)

	THREE MONTHS ENDED JUNE 30,			SIX MONTHS ENDED JUNE 30,
	2006	2005	% Change	2006	2005	% Change
Net sales:
Systems & IT Group:
Electronic Systems	$2,886	$2,740		$5,516	$4,997
Integrated Systems & Solutions	1,086	1,052		2,105	2,010
Information & Technology Services	1,070	998		1,995	1,843

Systems & IT Group	5,042	4,790	5%	9,616	8,850	9%

Aeronautics	2,818	2,879	(2)%	5,489	5,645	(3)%
Space Systems	2,101	1,626	29%	4,070	3,288	24%

Total net sales	$9,961	$9,295	7%	$19,175	$17,783	8%

Operating profit:
Systems & IT Group:
Electronic Systems	$333	$295		$656	$527
Integrated Systems & Solutions	100	93		193	177
Information & Technology Services	93	86		175	157

Systems & IT Group	526	474	11%	1,024	861	19%

Aeronautics	261	245	7%	501	467	7%
Space Systems	189	146	29%	382	299	28%

Segment operating profit	976	865	13%	1,907	1,627	17%
Unallocated corporate (expense) / income, net	(33)	(101)		7	(233)

Total operating profit	$943	$764	23%	$1,914	$1,394	37%

Margins:
Systems & IT Group:
Electronic Systems	11.5%	10.8%		11.9%	10.5%
Integrated Systems & Solutions	9.2%	8.8%		9.2%	8.8%
Information & Technology Services	8.7%	8.6%		8.8%	8.5%
Systems & IT Group	10.4%	9.9%		10.6%	9.7%

Aeronautics	9.3%	8.5%		9.1%	8.3%
Space Systems	9.0%	9.0%		9.4%	9.1%

Total operating segments	9.8%	9.3%		9.9%	9.1%

Total Consolidated	9.5%	8.2%		10.0%	7.8%

LOCKHEED MARTIN CORPORATION

Selected Financial Data

Preliminary and Unaudited

(In millions)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005
Summary of unallocated corporate (expense) / income, net
FAS/CAS pension adjustment	$(68)	$(156)	$(136)	$(311)
Unusual items, net	20	41	170	58
Stock compensation expense	(27)	—	(57)	—
Other, net	42	14	30	20

Unallocated corporate (expense) / income, net	$(33)	$(101)	$7	$(233)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005
FAS/CAS pension adjustment
FAS 87 expense	$(234)	$(280)	$(468)	$(559)
Less: CAS costs	(166)	(124)	(332)	(248)

FAS/CAS pension adjustment - expense	$(68)	$(156)	$(136)	$(311)

	THREE MONTHS ENDED JUNE 30, 2006			SIX MONTHS ENDED JUNE 30, 2006
	Operating profit	Net earnings	Earnings per share	Operating profit	Net earnings	Earnings per share
Unusual Items
Gain on sale of land	$20	$13	$0.03	$20	$13	$0.03
Gain on sale of Inmarsat stock	—	—	—	127	83	0.19
Gain on sale of Space Imaging’s assets	—	—	—	23	15	0.03

	$20	$13	$0.03	$170	$111	$0.25

	THREE MONTHS ENDED JUNE 30, 2005			SIX MONTHS ENDED JUNE 30, 2005
	Operating profit	Net earnings	Earnings per share	Operating profit (loss)	Net earnings (loss)	Earnings (loss) per share
Unusual Items
Gain on Inmarsat IPO	$41	$27	$0.06	$41	$27	$0.06
Gain on sale of Intelsat stock	—	—	—	47	31	0.07
LMI impairment charge	—	—	—	(30)	(19)	(0.04)

	$41	$27	$0.06	$58	$39	$0.09

LOCKHEED MARTIN CORPORATION

Selected Financial Data

Preliminary and Unaudited

(In millions)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005
Depreciation and amortization of property, plant and equipment
Systems & IT Group:
Electronic Systems	$46	$43	$89	$84
Integrated Systems & Solutions	12	12	22	20
Information & Technology Services	4	4	7	7

Systems & IT Group	62	59	118	111

Aeronautics	36	31	71	60
Space Systems	35	32	65	63

Segments	133	122	254	234
Unallocated corporate expense, net	16	10	30	24

Total depreciation and amortization	$149	$132	$284	$258

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005
Amortization of purchased intangibles
Systems & IT Group:
Electronic Systems	$12	$12	$24	$24
Integrated Systems & Solutions	4	3	8	7
Information & Technology Services	5	5	10	9

Systems & IT Group	21	20	42	40

Aeronautics	13	13	25	25
Space Systems	2	2	4	4

Segments	36	35	71	69
Unallocated corporate expense, net	3	3	7	6

Total amortization of purchased intangibles	$39	$38	$78	$75

LOCKHEED MARTIN CORPORATION

Consolidated Condensed Balance Sheet

Preliminary and Unaudited

(In millions)

	JUNE 30, 2006	DECEMBER 31, 2005
Assets
Cash and cash equivalents	$2,956	$2,244
Short-term investments	430	429
Receivables	4,367	4,579
Inventories	1,880	1,921
Other current assets	1,330	1,356

Total current assets	10,963	10,529

Property, plant and equipment, net	3,891	3,924
Goodwill	8,827	8,447
Purchased intangibles, net	525	560
Prepaid pension asset	1,269	1,360
Other assets	2,961	2,924

Total assets	$28,436	$27,744

Liabilities and Stockholders’ Equity
Accounts payable	$1,935	$1,998
Customer advances and amounts in excess of costs incurred	4,784	4,331
Other accrued expenses	3,143	2,897
Current maturities of long-term debt	41	202

Total current liabilities	9,903	9,428

Long-term debt	4,746	4,784
Accrued pension liabilities	2,441	2,097
Other postretirement and other noncurrent liabilities	3,688	3,568
Stockholders’ equity	7,658	7,867

Total liabilities and stockholders’ equity	$28,436	$27,744

LOCKHEED MARTIN CORPORATION

Consolidated Condensed Statement of Cash Flows

Preliminary and Unaudited

(In millions)

	SIX MONTHS ENDED JUNE 30,
	2006	2005
Operating Activities
Net earnings	$1,171	$830
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	284	258
Amortization of purchased intangibles	78	75
Changes in operating assets and liabilities:
Receivables	269	(124)
Inventories	44	107
Accounts payable	(81)	194
Customer advances and amounts in excess of costs incurred	453	544
Other	580	361

Net cash provided by operating activities	2,798	2,245

Investing Activities
Expenditures for property, plant and equipment	(263)	(208)
Purchases of short-term investments	(1)	(18)
Acquisitions of businesses / investments in affiliated companies	(474)	(413)
Divestitures of businesses / investments in affiliated companies	156	803
Other	50	3

Net cash (used for) / provided by investing activities	(532)	167

Financing Activities
Common stock activity, net	(1,093)	(149)
Common stock dividends	(261)	(222)
Repayments of long-term debt	(200)	(39)

Net cash used for financing activities	(1,554)	(410)

Net increase in cash and cash equivalents	712	2,002
Cash and cash equivalents at beginning of period	2,244	1,060

Cash and cash equivalents at end of period	$2,956	$3,062

LOCKHEED MARTIN CORPORATION

Consolidated Condensed Statement of Stockholders’ Equity

Preliminary and Unaudited

(In millions)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Unearned Compensation	Other Comprehensive Loss	Total Stockholders’ Equity
Balance at January 1, 2006	$432	$1,724	$7,278	$(14)	$(1,553)	$7,867
Net earnings			1,171			1,171
Common stock dividends (a)			(389)			(389)
Stock-based awards and ESOP activity	12	680		14		706
Repurchases of common stock	(22)	(1,568)				(1,590)
Other comprehensive loss					(107)	(107)

Balance at June 30, 2006	$422	$836	$8,060	$—	$(1,660)	$7,658

(a)	Includes dividends ($0.30 per share) declared and paid in the first and second quarters. This amount also includes a dividend ($0.30 per share) that was declared on June 22, 2006 and is payable on September 29, 2006 to shareholders of record on September 1, 2006.

LOCKHEED MARTIN CORPORATION

Operating Data

Preliminary and Unaudited

(In millions)

	JUNE 30, 2006	DECEMBER 31, 2005
Backlog
Systems & IT Group:
Electronic Systems	$21,110	$19,932
Integrated Systems & Solutions	4,665	3,974
Information & Technology Services	5,215	5,414

Systems & IT Group	30,990	29,320

Aeronautics	26,760	29,580
Space Systems	15,930	15,925

Total	$73,680	$74,825

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005
Deliveries
F-16	12	16	30	30
F-22	9	4	15	7
C-130J	3	3	5	7

Launches
Atlas	1	—	2	2
Proton	—	1	1	2